Exhibit 5.2

Av. Brigadeiro Faria Lima, 4100 | São Paulo, SP 04538-132 Brazil

T: 55.11.3927.7702

tstirnberg@milbank.com

June 3, 2025

Gerdau S.A.
Av. Dra. Ruth Cardoso, 8501, 8th floor
05425-070 São Paulo, São Paulo

Brazil

Gerdau Açominas S.A.
Av. Dra. Ruth Cardoso, 8501, 8th floor
05425-070 São Paulo, São Paulo

Brazil

Gerdau Aços Longos S.A.
Av. Dra. Ruth Cardoso, 8501, 8th floor
05425-070 São Paulo, São Paulo

Brazil

Gerdau Trade Inc.
Kingston Chambers, P.O. Box 173
Road Town, Tortola

British Virgin Islands

Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as United States counsel to Gerdau S.A. (“Gerdau”), Gerdau Açominas S.A. (“Gerdau Açominas”) and Gerdau Aços Longos S.A. (“Gerdau Aços Longos” and together with Gerdau and Gerdau Açominas, the “Guarantors”), each a corporation (sociedade por ações) organized under the laws of Brazil and Gerdau Trade Inc., a BVI business company incorporated under the laws of the British Virgin Islands (“Gerdau Trade” and together with Gerdau, Gerdau Açominas and Gerdau Aços Longos, the “Gerdau Companies”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “SEC”) of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, together or separately and in one or more series, of (i) unsecured debt securities of Gerdau Trade (the “Securities”) and (ii) guarantees of the Securities by Gerdau, Gerdau Açominas and Gerdau Aços Longos (the “Guarantees”). The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Securities, the Securities are to be issued from time to time under an indenture to be entered into by and among Gerdau Trade, the Guarantors and The Bank of New York Mellon (the “Trustee”), in the form attached as an exhibit to the Registration Statement (the “Indenture”).

In so acting, we have examined certificates of public officials and certificates of officers of the Gerdau Companies, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the Gerdau Companies, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth, including, without limitation, the following:

(a)	the Registration Statement, including the prospectus contained therein, and the documents incorporated by reference therein; and

(b)	the form of Indenture, including the forms of the Securities and of the Guarantees, included therein.

In our examination, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as electronic, facsimile, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Gerdau Companies.

We have assumed further that, at the time of execution, issuance and delivery of the applicable Securities and Guarantees and any agreements entered into in connection with the issuance and delivery of the foregoing Securities and Guarantees (the “Securities Documents”), each of the Gerdau Companies (1) will be validly existing under the law of the jurisdiction in which it was organized; (2) will have the full power and authority to enter into the Securities Documents to which it is a party and to perform its obligations thereunder; and (3) will have duly authorized, executed and delivered such Securities Documents to which it is a party in accordance with the law of the jurisdiction in which it was organized.

Based on and subject to the foregoing, and subject to the assumptions and qualifications set forth herein, and having regard to legal considerations we deem relevant, and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the SEC describing the Securities offered thereby and will at all relevant times comply with all applicable laws and regulations, (iii) Gerdau has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, and will be duly authenticated by the Trustee, (v) the Securities Documents will have been duly authorized and validly executed and delivered by the Gerdau Companies and the other party or parties thereto, (vi) the terms of such Securities and Guarantees will conform to the forms thereof contained in the Indenture, as supplemented by such supplemental indenture relating to the securities of the applicable series, will not contravene the organizational documents of the Gerdau Companies, violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Gerdau Companies or violate any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Gerdau Companies, (vii) if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement, (viii) Securities and the Guarantees, will be issued, sold and delivered to, and paid for by, the underwriters at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (ix) the Gerdau Companies will duly authorize the offering and issuance of the Securities and, as applicable, the accompanying Guarantees, and will duly authorize, approve and establish the final terms and conditions thereof and will authorize, approve and establish the terms and conditions of any applicable Guarantee, as the case may be, and will take any other appropriate additional corporate action, (x) with respect to each party to the Indenture, each such party is in compliance with all applicable laws and regulations pertaining to the regulation of banks, trustees, fiduciaries or other financial institutions or affiliates of any thereof; (xi) the Securities of each series to be issued under the Indenture and the Guarantees will constitute the legal, valid, binding and enforceable obligations of the Gerdau Companies under all applicable law (except to the extent set forth in the opinions below as to the Gerdau Companies with regard to the laws of the State of New York); we advise you that in our opinion:

1.	The Securities to be issued under the Indenture will be valid and binding obligations of Gerdau Trade, enforceable against it in accordance with its terms; and

2.	The Guarantees to be issued under the Indenture will be valid and binding obligations of the Guarantors, enforceable against them in accordance with their terms.

The opinions expressed above with respect to validity, binding effect and enforceability (i) are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and, (ii) as to rights to indemnification and contribution thereunder, may be limited by federal or state securities laws or public policy relating thereto. The opinions are also subject to (i) the Registration Statement becoming effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the SEC and any other regulatory authority.

We express no opinion as to (i) Section 1.14 of the Indenture, to the extent that such provision purports to confer the subject matter jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York to adjudicate any controversy related to such document, (ii) the enforceability of the waiver of inconvenient forum set forth in Section 1.14 of the Indenture with respect to proceedings in any New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York insofar as a court may consider an objection that such court is an inconvenient forum and (iii) the choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York and applying the law of the state of New York.

We do not express or purport to express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States. Accordingly, as to all matters governed by the laws of Brazil or the British Virgin Islands involved in our opinions and the other matters set forth above, we have relied, without independent investigation, upon the opinion of Tauil & Chequer Advogados in association with Mayer Brown and of Maples and Calder, respectively, dated the date hereof, which opinions are being delivered to you concurrently herewith.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.2 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters,” as applicable, as counsel for the Gerdau Companies who have passed on the validity of the Securities being registered pursuant to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Milbank LLP

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